================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------

        Date of Report (Date of Earliest Event Reported): APRIL 29, 1998



                           HEARTLAND TECHNOLOGY, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       1-11956                                           36-1487580
-------------------------                   ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


     547 WEST JACKSON BOULEVARD
          CHICAGO, ILLINOIS                                          60661
----------------------------------------                      ------------------
(Address of Principal Executive Offices)                           (Zip Code)



                                 (312) 294-0497
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================


NYFS08\65\63765\0003\306\8-KA706A.DOC

                                EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K (April 29,
1998) of Heartland Technology, Inc. (the "Registrant" or the "Company") amends and restates in its entirety Item 7 solely to file the financial statements and pro forma financial information required by Item 7(a) and (b), respectively.

                                      * * *


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                   Zecal Incorporated                                                     Page
                   ------------------                                                     ----
                   Independent Auditor's Report.................................          F-1
                   Balance Sheets at January 31, 1998 and 1997..................          F-2
                   Statements of Operations for the years ended January 31,
                      1998 and 1997.............................................          F-3
                   Statements of Changes in Net Capital Deficiency for the
                      years ended January 31, 1998 and 1997.....................          F-4
                   Statements of Cash Flows for the years ended January 31,
                      1997 and 1998.............................................          F-5
                   Notes to Financial Statements................................          F-6

         (b)       Pro Forma Financial Information.

                   Heartland Technology, Inc.                                             Page
                   --------------------------                                             ----

                   Introduction.................................................          F-12
                   Unaudited Pro Forma Condensed Consolidated Balance Sheet at
                      March 31, 1998............................................          F-13
                   Notes........................................................          F-14

                   Unaudited Pro Forma Condensed Consolidated Statement of
                      Operations for the quarter ended March 31, 1998...........          F-15
                   Notes........................................................          F-16

                   Unaudited Pro Forma Condensed Consolidated Statement of
                      Operations for the year ended December 31, 1997...........          F-17
                   Notes........................................................          F-18


(c)      Exhibits.

     Exhibit No.                             Description
     -----------                             -----------


          2.1 Acquisition Agreement, dated as of April 29, 1998, by and between Zecal, Inc., as seller, and Zecal Corp., as buyer (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated May 13, 1998 (the "Registrant's Form 8-K")).+


          99.1 Promissory Note, dated April 29, 1998, of Zecal Corp., in the principal amount of $1,100,000, and payable to Zecal, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K).

          99.2 Guaranty, dated April 29, 1998, by Heartland Technology, Inc. in favor of Zecal, Inc. (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K).

          99.3 Loan and Security Agreement, dated as of April 29, 1998, by and between Zecal Corp., any other Credit Party executing the agreement, and General Electric Capital Corporation Inc. (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K).

          99.4 Second Amendment and Consent, dated April 29, 1998, between P.G. Design Electronics, Inc. (formerly known as PG Newco Corp.) and General Electric Capital Corporation, to the Loan and Security Agreement, dated May 29, 1997 (incorporated by reference to Exhibit 99.4 to the Registrant's Form 8-K).

          +         Certain schedules and similar attachments have been omitted.
                    The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Heartland Technology, Inc.,
                                          ----------------------------
                                          (Registrant)


Date:  July 10, 1998                       By: /s/ Leon F. Fiorentino
                                              --------------------------------
                                              Name: Leon F. Fiorentino
                                              Title: Vice President

                          Independent Auditor's Report


To the Board of Directors
Heartland Technology, Inc.


We have audited the accompanying balance sheets of Zecal Incorporated as of January 31, 1998 and 1997 and the related statements of operations, net capital deficiencies and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zecal Incorporated as of January 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Zecal Incorporated will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has working capital and net capital deficiencies. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                                      Ernst & Young LLP


April 9, 1998, except for Note 11, as to which the date is April 29, 1998

                               ZECAL INCORPORATED

                                 BALANCE SHEETS

                                                                                              JANUARY 31,
ASSETS                                                                                   1998             1997
                                                                                   ----------------- ----------------
Current Assets:
Cash and cash equivalents                                                           $     407,088     $      72,906
   Accounts receivable:
   Trade, net of allowance for doubtful accounts of $25,200 in 1997 (none
     in 1998)                                                                             383,217           403,554
   Related party                                                                           50,169                 -
   Inventories, net                                                                       185,605           441,082
   Prepaid expenses and other assets                                                       73,417             8,971
                                                                                   ----------------- ----------------
Total current assets                                                                    1,099,496           926,560

Equipment and improvements, net                                                         3,145,258         3,124,047
                                                                                   ----------------- ----------------
                                                                                    $   4,244,754     $   4,050,560
                                                                                   ================= ================
LIABILITIES AND NET CAPITAL DEFICIENCY:
Current liabilities:
   Accounts payable                                                                 $     236,325     $     702,347
   Advances from Lucas Varity Corporation                                              12,731,947        11,455,486
   Accrued bonuses                                                                        330,363           118,003
   Severance obligation - current                                                          83,333           100,000
   Accrued payroll and other expenses                                                     114,053           152,801
                                                                                   ----------------- ----------------
Total current liabilities                                                              13,496,021        12,528,637

Severance obligation                                                                            -            83,333

Net capital deficiency:
   Common stock, $.01 par value, 20,000 shares authorized, 16,269 shares
     issued and outstanding (13,223 shares in 1997)                                           163               133
   Paid-in-capital                                                                     13,643,684         8,419,090
   Deficit                                                                            (22,895,114)      (16,980,633)
                                                                                   ----------------- ----------------
                                                                                       (9,251,267)       (8,561,410)
                                                                                   ----------------- ----------------
                                                                                    $   4,244,754     $   4,050,560
                                                                                   ================= ================


See accompanying notes.

                               ZECAL INCORPORATED

                            STATEMENTS OF OPERATIONS

                                                                                        YEAR ENDED JANUARY 31,
                                                                                         1998             1997
                                                                                   ----------------- ----------------
Net sales                                                                           $   2,930,881     $   1,186,870
Cost of sales                                                                           4,776,714         2,940,632
                                                                                   ----------------- ----------------
Gross margin                                                                           (1,845,833)       (1,753,762)

Selling, general and administrative expenses                                            3,175,748         4,264,647
                                                                                   ----------------- ----------------
Loss from operations                                                                    (5,021,58)       (5,994,302)

Other expenses:
   Legal                                                                                        -        (6,850,999)
   Interest                                                                              (795,048)         (267,037)
   Other                                                                                  (97,852)          (38,682)
                                                                                   ----------------- ----------------
Net loss                                                                            $  (5,914,481)    $ (13,151,020)
                                                                                   ================= ================



See accompanying notes.

                               ZECAL INCORPORATED

                 STATEMENTS OF CHANGES IN NET CAPITAL DEFICIENCY

                                                                   COMMON STOCK
                                                                                       PAID-IN
                                                    SHARES            AMOUNT           CAPITAL          DEFICIT
                                                ---------------- ----------------- ---------------- -----------------
Balance at January 31, 1996                            4,864           $  49        $    2,238,795   $   (3,829,613)
   Issuance of common stock                            8,359              84             6,180,295
   Net loss                                                                                             (13,151,020)
                                                ---------------- ----------------- ---------------- -----------------
Balance at January 31, 1997                           13,223             133             8,419,090      (16,980,633)
   Issuance of common stock                            3,046              30             5,224,594
   Net loss                                                                                              (5,914,481)
                                                ---------------- ----------------- ---------------- -----------------
Balance at January 31, 1998                           16,269           $ 163        $   13,643,684   $  (22,895,114)
                                                ================ ================= ================ =================



See accompanying notes.

                               ZECAL INCORPORATED

                            STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED JANUARY 31,
                                                                                         1998             1997
                                                                                   ----------------- ----------------
OPERATING ACTIVITIES
Net loss                                                                            $   (5,914,481)   $  (13,151,020)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                           464,997           464,997
   Loss on disposal of property and equipment                                               27,032            40,328
   Change in operating assets and liabilities:
     Accounts receivable                                                                    20,337          (155,269)
     Related party receivable                                                              (50,169)                -
     Inventories                                                                           255,477          (356,209)
     Prepaid expenses and other assets                                                     (64,446)           17,499
     Accounts payable                                                                     (466,022)          349,689
     Accrued interest                                                                      795,048           313,601
     Accrued bonuses                                                                       212,360           118,003
     Accrued severance                                                                    (100,000)         (100,189)
     Accrued payroll and other expenses                                                    (38,748)          (96,760)
                                                                                   ----------------- ----------------
Net cash used by operating activities                                                   (4,858,615)      (12,555,330)

INVESTING ACTIVITIES
Purchase of property and equipment                                                        (513,240)       (1,829,997)
                                                                                   ----------------- ----------------
Net cash used in investing activities                                                     (513,240)       (1,829,997)

FINANCING ACTIVITIES
Net borrowings form parent                                                                 481,413         8,235,173
Issuance of common stock                                                                 5,224,624         6,180,379
                                                                                   ----------------- ----------------
Net cash provided by financing activities                                                5,706,037        14,415,552
                                                                                   ----------------- ----------------
Net increase in cash and equivalents                                                       334,182            30,225
Cash and equivalents at beginning of year                                                   72,906            42,681
                                                                                   ----------------- ----------------
Cash and equivalents at end of year                                                 $      407,088    $       72,906
                                                                                   ================= ================


See accompanying notes.

                               Zecal Incorporated

                          Notes to Financial Statements

                                January 31, 1998


1. OWNERSHIP, DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OWNERSHIP AND DESCRIPTION OF BUSINESS

Zecal Incorporated (the "Company") is owned by LucasVarity Corporation (95.3%) and Kalman Zsamboky (4.7%). In 1995, LucasVarity Corporation ("the parent company") purchased an 80% interest in Ceramic Packaging, Inc. and subsequently changed the name to Zecal Incorporated. The purchase price of $4,000,000 created goodwill of $2,217,000 which has not been reflected in the accompanying financial statements of Zecal Incorporated.

Zecal Incorporated has a patented process to plate copper directly on ceramic circuit board panels. The Company's production facility is located in Churchville, New York.

GOING CONCERN

The Company has experienced significant operating losses since inception and, at January 31, 1998, has a working capital deficiency of $12,396,525 and a net capital deficiency of $9,251,267. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENT

The company considers all short term investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market on a first-in, first-out basis.

                               Zecal Incorporated

1. OWNERSHIP, DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND IMPROVEMENTS

Equipment is stated at cost. Depreciation and amortization are determined by the straight-line method over the following estimated useful lives:

         Manufacturing equipment                        7-10
         Engineering equipment                          7-10
         Computer equipment                                5
         Office furniture and fixtures                     5

Leasehold improvements are amortized using the straight-line method over the useful life of the improvement or the term of the lease, whichever is less.

REVENUE RECOGNITION

Revenue is recorded upon shipment of product to the customer.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               Zecal Incorporated

2.     INVENTORIES

Inventories consist of the following at January 31:

                                                                            1998               1997
                                                                      ------------------ ------------------
Raw materials                                                            $    321,850       $    347,698
Work-in-process                                                                70,049             93,384
                                                                              391,899            441,082
Less reserve for obsolete inventory                                          (206,294)                 -
                                                                      ------------------ ------------------
                                                                             $185,605       $    441,082
                                                                      ================== ==================

All finished goods are shipped immediately upon completion to the customer.

3.     EQUIPMENT AND IMPROVEMENTS

Equipment consists of the following at January 31:

                                                                            1998               1997
                                                                      ------------------ ------------------
Manufacturing equipment                                                  $  2,976,475       $  2,232,220
Engineering equipment                                                         229,746            245,776
Computer equipment                                                            204,952            180,732
Office furniture and fixtures                                                  82,692             81,456
Leasehold improvements                                                        948,344            706,274
Construction in progress                                                      120,154            357,064
                                                                      ------------------ ------------------
                                                                            4,562,363          3,803,522
Less:  accumulated depreciation                                            (1,417,105)          (679,475)
                                                                      ------------------ ------------------
                                                                         $  3,145,258       $  3,124,047
                                                                      ================== ==================


4.     SEVERANCE OBLIGATION

In 1995, the Company entered into a severance agreement with one of its executive officers which provides for 36 monthly payments of $8,333 commencing October 31, 1995.

                               Zecal Incorporated

5.     INCOME TAXES

The components of deferred income taxes are as follows at January 31:

                                                                            1998               1997
                                                                      ------------------ ------------------
Deferred tax asset:
   Receivables                                                           $           -      $        8,500
   Inventory                                                                    70,000                   -
   Compensation                                                                140,000              88,000
   Annual net operating losses                                               2,200,000           3,000,000
   Valuation allowance                                                      (2,324,000)         (3,041,500)
                                                                      ------------------ ------------------
Total deferred tax asset                                                        86,000              55,000

Deferred tax liability:
   Equipment and improvements                                                   86,000              55,000
                                                                      ------------------ ------------------
Net deferred tax asset                                                  $            -      $            -
                                                                      ================== ==================


The Company has not been required to pay income taxes due to its net loss position. The Company has been included in the consolidated income tax return of LucasVarity Corporation. In addition, LucasVarity Corporation has not allocated any benefit for the net operating losses to the Company.


6.     DEFINED CONTRIBUTION PLAN

LucasVarity Corporation sponsors a defined contribution plan with deferred compensation (401k) provisions covering all eligible employees. The Company is responsible for matching 50% for each dollar contributed, up to a maximum of 2% of eligible compensation. After the 2% is met, the company will then contribute 25% of each dollar contributed, up to a maximum of 4% of eligible compensation. Total Company contributions for the year ended January 31, 1998 and 1997 aggregated $20,046 and $17,438, respectively.

                               Zecal Incorporated

7.     LEASE COMMITMENTS

The Company leases certain of its facilities, furniture and fixtures, and equipment. Rent expense was $210,187 and $123,907 for years ended January 31, 1998 and 1997, respectively. Future commitments under these operating leases are as follows:

                 1999                                   $  164,400
                 2000                                       18,838
                                                        ----------
                                                        $  183,238
                                                        ==========

8.     CONCENTRATION OF CREDIT RISK

The Company's primary customers are Outboard Marine Corporation, Power Trends, and World Access. At January 31, 1998 and 1997, respectively, $316,357 and $347,497 of the Company's accounts receivable were from these customers. Sales amounted to approximately 95.5% and 90.3% in 1998 and 1997, respectively.

9.     COMMITMENTS

The Company entered into a contract with its supplier to provide exclusive design services. The agreement stipulates a minimum monthly service charge of $10,500 with additional savings through increased usage. The contract has subsequently been terminated effective March 3, 1998.

In 1995, the Company granted a stock option to one of its officers to purchase 31 shares of the Company's common stock for $200 per share. As of January 31, 1998, these options have not been exercised and will expire on January 8, 2000.

10.    RELATED PARTY TRANSACTIONS

The Company's operations are funded by LucasVarity Corporation through advances which bear interest at the 6 month LIBOR rate plus 2%.

During the years ended January 31, 1998 and 1997, the Company was charged $467,190 and $553,674, respectively, for costs incurred on its behalf by LucasVarity Corporation and management fees. Such costs are included in selling, general and administrative expenses. In addition, the Company was charged $4,958,123 for legal expenses incurred on its behalf by LucasVarity Corporation for the year ended January 31, 1997.

                               Zecal Incorporated

10.    RELATED PARTY TRANSACTIONS (CONTINUED)

During the year ended January 31, 1998, the Company had sales of $50,169 (none in 1997) to an affiliated company of the LucasVarity Corporation.

11.    SUBSEQUENT EVENTS

On April 29, 1998, substantially all assets (excluding cash) of the Company were sold to Zecal Corporation, a newly formed wholly owned subsidiary of P.G. Design Electronics, Inc. which is wholly owned by Heartland Technology, Inc. for $500,000 in cash and $1,100,000 in notes and the assumption of substantially all of the Company's liabilities (excluding advances from LucasVarity Corporation). The notes are due in quarterly installments beginning July 1999 through April 2002. The notes bear interest at 8% per annum. The note is unconditionally guaranteed by Heartland Technology, Inc.

          CONDENSED PRO FORMA FINANCIAL INFORMATION FOR THE COMPANY AS
       OF MARCH 31, 1998 AND FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE
                          QUARTER ENDED MARCH 31, 1998

The following unaudited Pro Forma Condensed Balance Sheet and unaudited Pro Forma Condensed Statements of Operations (collectively, the "Pro Forma Financial Statements") are based on historical financial statements of Heartland Technology, Inc. (the "Company") and Zecal Incorporated ("Zecal" or "Zecal, Inc.") after giving effect to the Company's purchase of substantially all the assets of Zecal and all transactions contemplated thereby.

The Pro Forma Financial Statements were prepared as if the transaction has occurred as of January 1, 1997 and as of January 1, 1998 for Statements of Operations purposes and as of March 31, 1998 for Balance Sheet purposes. The Pro Forma Financial Statements are not necessarily indicative of the future financial position or future results of operations of the Company after the purchase of Zecal=s assets, or of the financial position or results of operations of the Company had the purchase of Zecal=s assets occurred on the dates indicted above or been in effect for the period presented.

The Pro Forma Adjustments are based upon available information and upon certain assumptions the Company believes are reasonable. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and other financial information pertaining to the Company and Zecal and related notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and historical financial statements and other financial information pertaining to Zecal included in this Form 8-K/A and in the previously filed Form 8-K.

                   Heartland Technology, Inc. and Zecal, Inc.
                   Pro Forma Consolidated Financial Statements

                  Condensed Balance Sheet as of March 31, 1998
                                   (Unaudited)
                                 (In Thousands)

                                              Heartland                              Pro
                                             Technology           Zecal,            Forma             Pro
                                               Inc. A             Inc. A         Adjustments         Forma
                                               ------             ------         -----------         -----
Assets
Current assets
     Cash and cash equivalents               $   2,318        $      197        $                 $   2,515
     Accounts receivable                         3,601               469                              4,070
     Due from affiliate                            531                                                  531
     Inventories                                 2,052               323                              2,375
     Prepaid expenses                               77                39                                116
                                             ---------        ----------        ------------      ---------
         Total current assets                    8,579             1,028                   0          9,607

Property and equipment, net                      4,862             3,553              (2,121)  B      6,294

Other assets
      Goodwill, net                              8,774                                                8,774
      Investment in partnerships                 8,124                                                8,124
      All other                                    760               246                (147)  B        859
                                             ---------        ----------        ------------      ---------
         Total other assets                     17,658               246                (147)        17,757
                                             ---------        ----------        -------------     ---------
Total Assets                                 $  31,099        $    4,827        $     (2,268)     $  33,568
                                             =========        ==========        =============     =========

Liabilities and Stockholders' Equity
Current liabilities
     Accounts payable                        $   1,909        $      197        $                 $   2,106
     Accrued expenses & other liabilities        1,216               507                (249)  B      1,474
     Payable to parent company                                     1,247              (1,247)  B          0
     Line of credit                              1,023                                 1,004   C      2,027
     Current portion of long term debt           1,601                                                1,601
     Allowance for claims and liabilities        1,279                                                1,279
                                             ---------        ----------        ------------      ---------
         Total current liabilities               7,028             1,951                (492)         8,487

Long term obligations
     Payable to parent company                                    11,716             (11,716)  B          0
     Long term debt, less current portion        1,750                                                1,750
     Notes payable                               3,000                                 1,100   C      4,100
                                             ---------        ----------        ------------      ---------
         Total long term obligations             4,750            11,716             (10,616)         5,850

Stockholders' equity                            19,321            (8,840)              8,840   B     19,321
                                             ---------        ----------        ------------      ---------
Total Liabilities and Stockholders' Equity   $  31,099        $    4,827        $     (2,268)     $  33,658
                                             =========        ==========        =============     =========

                   Heartland Technology, Inc. and Zecal, Inc.
                   Pro Forma Consolidated Financial Statements

              Notes to Condensed Balance Sheet as of March 31, 1998
                                   (Unaudited)
                                 (In Thousands)

A.       Represents the historical financial position at March 31, 1998.

B. To adjust for assets $2,268, liabilities $13,212 and equity ($8,840) of Zecal, Inc. not acquired/assumed in the acquisition; and

         To record the purchase of Zecal, Inc. assets by Zecal Corp., a wholly-owned subsidiary of P.G. Design Electronics, Inc., which is a wholly-owned subsidiary of Heartland Technology, Inc.

         Purchase Price:
         Cash portion of purchase price                                           $  500
         Acquisition costs from February 1, 1998 through April 29, 1998 consisting of legal, audit, due diligence and other acquisition
           related costs                                                             504
         Promissory notes                                                          1,100
         Liabilities assumed                                                         455
                                                                                 -------
                           Total purchase price                                   $2,559
                                                                                 =======

         Purchase price is allocated to: current assets, $1,028; property and equipment, $1,432; and all other assets, $99.

C.       To record debt issued in connection with the purchase:
         Total purchase price                                                     $2,559
         Less: liabilities assumed                                                  (455)
                                                                                 -------
         Debt issued                                                              $2,104
                                                                                 =======

         Debt issued consists of:
         Increase in line of credit                                               $1,004
         Promissory notes                                                          1,100
                                                                                 -------
         Debt issued                                                              $2,104
                                                                                 =======


                   Heartland Technology, Inc. and Zecal, Inc.
                   Pro Forma Consolidated Financial Statements

     Condensed Statement of Operations for the Quarter Ended March 31, 1998
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                              Heartland                              Pro
                                             Technology           Zecal,            Forma             Pro
                                               Inc. A             Inc. A         Adjustments         Forma
                                               ------             ------         -----------         -----
Net sales                                    $   5,242        $      618        $                 $   5,860
Cost of Sales                                    3,801               639                 (68)  D      4,372
                                             ---------        ----------        -------------     ---------
Gross profit                                     1,441               (21)                 68          1,488

Other income
     Interest income                                16                                                   16
     Management fee from affiliate                 106                                                  106
     Income from investment in partnerships        (28)                                                 (28)
     Other income                                                                                         0
                                             ---------        ----------        ------------      ---------
Total other income                                  94                 0                   0             94

Other expenses
     Selling, general and administrative
         expenses                                1,633               463                (141)  C      1,955
     Interest expense                              142                                   (34)  B        108
     All other expenses including legal            188               281                (246)  C        223
                                             ---------        ----------        -------------     ---------
Total other expenses                             1,963               744                (421)         2,286

Income (loss) before taxes                        (428)             (765)                489           (704)
Income tax provision (benefit)                    (190)                                  (49)  E       (239)
                                             ---------        ----------        ------------      ---------
Net income (loss)                            $    (238)       $     (765)       $        538      $    (465)
                                             =========        ==========        ============      =========

Net income (loss) per share - basic
   and diluted                               $   (0.14)                                           $   (0.28)
                                             =========                                            =========
Weighted average number of common
   shares outstanding                            1,671                                                1,671
                                             =========                                            =========

                   Heartland Technology, Inc. and Zecal, Inc.
                   Pro Forma Consolidated Financial Statements

 Notes to Condensed Statement of Operations for the Quarter Ended March 31, 1998
                                   (Unaudited)
                    (In thousands, except per share amounts)


A. Represents historical results of operations for the quarter ended March 31, 1998.

B.       To record interest expense incurred as part of the transaction:

         Debt issued                                                    $  1,600
         Expected interest rate                                           2.125%
                                                                        --------
                                                                        $     34
                                                                        ========
C.       To eliminate nonrecurring expenses included in Selling,
             general and administrative expenses:
              Management fee                                            $    123
              Bonuses                                                         18
                                                                        --------
                                                                        $    141
                                                                        ========
         To eliminate nonrecurring expenses included in
         All other expenses including legal.                            $    246
                                                                        ========

D.       Reduction in depreciation reflecting the write-down of
              fixed assets.                                             $     68
                                                                        ========

E.       To reflect the consolidated income tax benefit for the Company.

                   Heartland Technology, Inc. and Zecal, Inc.
                   Pro Forma Consolidated Financial Statements

     Condensed Statement of Operations for the Year Ended December 31, 1997
                                   (Unaudited)
                    (In thousands, except per share amounts)

                                              Heartland                              Pro
                                             Technology           Zecal,            Forma             Pro
                                               Inc. A             Inc. A         Adjustments         Forma
                                               ------             ------         -----------         -----
Net sales                                    $  15,093        $    2,931        $                 $  18,024
Cost of Sales                                    9,684             4,298                (876)  CD    13,106
                                             ---------        ----------        ------------      ---------
Gross profit                                     5,409            (1,367)                  0          4,918

Other income
     Interest income                               272                                                  272
     Management fee from affiliate                 425                                                  425
     Income from investment in partnerships        587                                                  587
     Other income                                   28                                                   28
                                             ---------        ----------        ------------      ---------
Total other income                               1,312                 0                   0          1,312

Other expenses
     Selling, general and administrative
         expenses                                3,119             2,905                (964)  CD     5,060
     Interest expense                              416                                  (136)  B        280
     All other expenses including legal            438             5,494                (866)  C      5,066
                                             ---------        ----------        ------------      ---------
Total other expenses                             3,973             8,399              (1,966)        10,406

Income (loss) before taxes                       2,748            (9,766)              2,842         (4,176)
Income tax provision (benefit)                     773                                (2,193)  E     (1,420)
                                             ---------        ----------        -------------     ----------
Net income (loss)                            $   1,975        $   (9,766)       $      5,035      $  (2,756)
                                             =========        ==========        ============      =========

Net income (loss) per share - basic
   and diluted                               $    1.18                                            $   (1.65)
                                             =========                                            =========
Weighted average number of common
   shares outstanding                            1,671                                                1,671
                                             =========                                            =========

                   Heartland Technology, Inc. and Zecal, Inc.
                   Pro Forma Consolidated Financial Statements

 Notes to Condensed Statement of Operations for the Year Ended December 31, 1997
                                   (Unaudited)
                    (In thousands, except per share amounts)

A. Represents historical results of operations for the year ended December 31, 1997 for Heartland Technology, Inc. and historical results of operations for the year ended January 31, 1998 for Zecal, Inc.

B.       To record interest expense incurred as part of the transaction:

                Debt issued                                                     $  1,600
                Expected interest rate                                              8.5%
                                                                                --------
                                                                                $    136
                                                                                ========
C.       To eliminate nonrecurring expenses included in Cost of sales:
         Reduction of payroll and related expenses                              $    660
                                                                                ========

         To eliminate nonrecurring expenses in Selling, general and administrative expenses:
                Reduction of payroll and related expenses                       $    188
                Management fee                                                       640
                Bonuses                                                               84
                                                                                --------
                                                                                $    912
                                                                                ========
         To eliminate nonrecurring expenses included in All other expenses including legal:
                Intercompany interest                                           $    795
                Restructuring charge                                                  71
                                                                                --------
                                                                                $    866
                                                                                ========
         In addition, Zecal, Inc.'s 1997 expenses include a $4,601 charge for legal expenses and the settlement of a patent infringement matter.

D.       Reduction in depreciation reflecting the write-down of fixed assets in the purchase:
                Reduction in Cost of Goods Sold                                 $    216
                Reduction in selling, general and administrative expenses             52
                                                                                --------
                                                                                $    268
                                                                                ========

E.       To reflect the consolidated income tax benefit for the Company.

                                  EXHIBIT INDEX


      Exhibit No.                                 Description
      -----------                                 -----------

          2.1 Acquisition Agreement, dated as of April 29, 1998, by and between Zecal, Inc., as seller, and Zecal Corp., as buyer (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated May 13, 1998 (the "Registrant's Form 8-K")).+

          99.1 Promissory Note, dated April 29, 1998, of Zecal Corp., in the principal amount of $1,100,000, and payable to Zecal, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K).

          99.2 Guaranty, dated April 29, 1998, by Heartland Technology, Inc. in favor of Zecal, Inc. (incorporated by reference to Exhibit 99.2 to the Registrant's Form 8-K).

          99.3 Loan and Security Agreement, dated as of April 29, 1998, by and between Zecal Corp., any other Credit Party executing the agreement, and General Electric Capital Corporation Inc. (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K).

          99.4 Second Amendment and Consent, dated April 29, 1998, between P.G. Design Electronics, Inc. (formerly known as PG Newco Corp.) and General Electric Capital Corporation, to the Loan and Security Agreement, dated May 29, 1997 (incorporated by reference to Exhibit 99.4 to the Registrant's Form 8-K).



+ Certain schedules and similar attachments have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Commission upon request.